EXHIBIT 10.1

FIFTH AGREEMENT OF AMENDMENT
TO
REVOLVING LOAN AND SECURITY AGREEMENT
AND OTHER DOCUMENTS

           This  Fifth Agreement of Amendment to Revolving Loan and Security Agreement ("Fifth Amendment") is effective April 23, 2010 by and among SOVEREIGN BANK, a federal savings bank, having an address of 101 Wood Avenue South, Iselin NJ 08830  ("Lender"), MEDIA SCIENCES INTERNATIONAL, INC., a Delaware corporation, MEDIA SCIENCES, INC.,  a New Jersey corporation, and CADAPULT GRAPHIC SYSTEMS, INC., a New Jersey corporation, having their chief executive office at  8 Allerman Road, Oakland  NJ  07436 (either separately, jointly, or jointly and severally, "Borrower").

RECITALS

A.           Borrower has executed and delivered a certain (i) Secured Revolving Loan Note dated February 12, 2008, in the original maximum principal sum of Eight Million Dollars ($8,000,000.00),  as amended, and a certain (ii) Term Loan Note in the original maximum principal sum of One Million Five Hundred Thousand Dollars ($1,500,000.00) payable to the order of Lender (collectively, "Note")

B.           In connection with the execution and delivery of the Note and to secure payment and performance of the Note and other obligations of Borrower to Lender, the Lender and Borrower have executed, among other things, a Revolving Loan and Security Agreement dated February 12, 2008, as amended ("Loan Agreement").

C.           In addition to the foregoing documents, Media Sciences International, Inc. and Media Sciences, Inc. (jointly and severally, "Pledgor") have executed certain Pledge and Control Agreements dated February 12, 2008 ("Pledge Agreement").  For purposes of convenience, the Borrower and Pledgor are jointly and severally referred to as "Obligors."

D.           In addition to the foregoing documents, the Obligors and Lender have executed or delivered other collateral agreements, certificates and instruments perfecting or otherwise relating  to  the security interests created.   For purposes of convenience, the Note, Loan Agreement,  Pledge Agreement and related collateral agreements, certificates and instruments are collectively referred   to as the "Loan Documents.”

E.           Borrower has requested a modification of the Loan Documents.

F.           Lender and Obligors wish to clarify their rights and duties to one another as set forth in the Loan Documents.

NOW, THEREFORE, in consideration of the promises, covenants and understandings set forth in this Fifth Amendment and the benefits to be received from the performance of such promises, covenants and understandings, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

AGREEMENTS

1.            Lender and Obligors reaffirm, consent and agree to all of the terms and conditions of the Loan Documents as binding, effective and enforceable according to their stated terms, except to the extent that such Loan Documents are hereby expressly modified by this Fifth Amendment.

2.           In the case of any ambiguity or inconsistency between the Loan Documents and this Fifth Amendment, the language and interpretation of this Fifth Amendment is to be deemed binding and paramount.

3.           As to the Secured Revolving Loan Note:

The first paragraph is hereby amended to read as follows:

Upon the earlier of (a) August 12, 2011, or (b) in accordance with a certain Revolving Loan and Security Agreement dated February 12, 2008, or as it may be subsequently amended, signed by the undersigned as "Borrower" ("Loan Agreement") FOR VALUE RECEIVED, the undersigned "Borrower" jointly and severally  promises to pay to the order of SOVEREIGN BANK (the "Lender"), at  101 Wood Avenue South, 6th Floor, Iselin, New Jersey 08830, the principal sum of  Four Million Nine Hundred Thousand ($4,900,000.00) Dollars or the amount actually outstanding and unpaid pursuant to the Loan Agreement.

4.           As to the Loan Agreement:

A.  Section 1.1(b)(B) is hereby amended to read as follows:

(B)  up to the lesser of (i) $1,000,000.00 or (ii) seventy-five (75%) percent of the Borrower's "Qualified Foreign Accounts" as that term is defined in this Agreement; plus

                    B.  The following is added to the end of Section 7.1 and Section 7.4:

; except that the Borrower may engage in the following two transactions:

1.  The Borrower may purchase the Share of SAMC Fund I Limited, a Cayman Islands company, pursuant to and as defined in that certain Share Purchase Agreement executed as of February 10, 2010, provided that:

(a)  the net cash outlay of the Borrower does not exceed $25,000.00; and

(b)  the closing documents implementing the foregoing are in form and substance satisfactory to Lender.

2.    The Borrower may acquire all of the issued and outstanding stock  and/or assets of an entity known a "Master Ink" (which entity is operating in China), provided that:

(a)  Borrower provides and executes an agreement of purchase and closing documents in form and substance satisfactory to Lender; and

(b)  the purchase price to be paid in cash will not exceed $1,150,000.00 pursuant to a closing document promissory note providing for  (1) an initial $250,000 payment at execution and no further principal or interest payment until a balloon payment due not earlier than two years after closing; and (2) further payments of not more than ten percent (10%) of gross sales generated by "Master Ink" on a periodic basis until the balloon payment is due as more fully set forth in the documents implementing the forgoing.  Notwithstanding the foregoing terms, no payment may be made by the Borrower in accordance with the foregoing: (i) unless Borrower has Excess Availability of not less than $300,000 following each such payment ("Excess Availability" being defined as the Advance Limit minus the sum of (x) the outstanding amount of such payment plus (y) any reserves otherwise determined by Lender in accordance with this Agreement, plus (z) fees and expenses due Lender which have not been paid by Borrower); (ii) if such payment causes or creates a Default; (iii) if at the time of such payment there then exists a Default; (iv) unless Borrower has maintained a Fixed Charge of not less than 1.25:1 following each such payment or such payment is made either from the proceeds of equity investment approved by Lender or indebtedness subordinated to the Debt on terms acceptable to Lender; and (v) until Lender has received a financial statement pursuant to Section 6.7(b) demonstrating compliance with each of the foregoing.

  B.  The first sentence of Section 14.1 is hereby amended to read as follows:

The Revolving Loan terminates on August 12, 2011.

5.        In consideration of this Fifth Amendment, Borrower is to pay to Lender a fee of Twelve Thousand Dollars ($12,000.00) upon execution of this Fifth Amendment.

6.         Obligors represent and warrant that there are no defaults or events of Default pursuant to or defined in any of the Loan Documents, and that all warranties and covenants which have been made or performed by Obligors in connection with the Loan Documents were true and complete when made or performed.

7.           The Loan Documents are hereby amended to provide that a default, breach or failure on the part of Obligors to perform any covenant or condition hereunder or an event of Default otherwise defined in either this Fifth Amendment or any document executed in connection with this Fifth Amendment is to be deemed an event of Default for purposes of the Loan Documents.

8.           All representations, warranties and covenants made by Obligors to Lender in the Loan Documents are hereby repeated as though first made expressly in this Fifth Amendment.

9.            Except as otherwise provided herein, the Loan Documents  continue in full force and effect, in accordance with their respective terms.  The parties hereto hereby expressly confirm and reaffirm all of their respective liabilities, obligations, duties and responsibilities under and pursuant to said Loan Documents and consent to the terms of this Fifth Amendment. Capitalized terms used in this Fifth Amendment which are not otherwise defined herein have the meaning ascribed thereto in the Loan Documents.

10.           The parties agree to sign, deliver and file any additional documents and take any other actions that may reasonably be required by Lender including, but not limited to, affidavits, resolutions, or certificates for a full and complete consummation of the matters covered by this Fifth Amendment.

11.           This Fifth Amendment is binding upon, inures to the benefit of, and is enforceable by the heirs, personal representatives, successors and assigns of the parties.  This Fifth Amendment is not assignable by Obligors without the prior written consent of Lender.

12.           To the extent that any provision of this Fifth Amendment is determined by any court or legislature  to be invalid or unenforceable in whole or part either in a particular case or in all cases, such provision or part thereof is to be deemed surplusage.  If that occurs, it does not have the effect of rendering any other provision of this Fifth Amendment invalid or unenforceable.  This Fifth Amendment is to be construed and enforced as if such invalid or unenforceable provision or part thereof were omitted.

13.            This Fifth Amendment may only be changed or amended by a written agreement signed by all of the parties.  By the execution of this Fifth Amendment, Lender is not to be deemed to consent to any future renewal or extension of the loan. This Fifth Amendment may only be changed or amended by a written agreement signed by all of the parties. This Fifth Amendment is deemed to be part of and integrated into the Loan Documents.

14.            This Fifth Amendment is governed by and is to be construed and enforced in accordance with the laws of New Jersey as though made and to be fully performed in New Jersey (without regard to the conflicts of law rules of New Jersey).

15.           The parties to this Fifth Amendment acknowledge that each has had the opportunity to consult independent counsel of their own choice, and that each has relied upon such counsel's advice concerning this Fifth Amendment, the enforceability and interpretation of the terms contained in this Fifth Amendment and the consummation of the transactions and matters covered by this Fifth Amendment.

16.           Obligors are to reimburse Lender for its costs, expenses, and reasonable attorneys' fees incurred in connection with this Fifth Amendment, upon execution of this Fifth Amendment.

THE OBLIGORS, FOR THEMSELVES, THEIR SUBSIDIARIES (IF ANY) AND LENDER HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS FIFTH AMENDMENT OR THE DEBT AS AN INDUCEMENT TO THE EXECUTION OF THIS FIFTH AMENDMENT.

IN WITNESS WHEREOF, the parties have signed this Fifth Amendment.

Attest/Witness:                                                             MEDIA SCIENCES
                                                                                          INTERNATIONAL, INC

Jennifer Mejia                                                                 By:           /s/ Michael W. Levin
Print Name:   Jennifer Mejia                                          Print Name:  MICHAEL W. LEVIN
Title:                                                                                 Title:              CEO

Attest/Witness:                                                              MEDIA SCIENCES, INC

Jennifer Mejia                                                                 By:           /s/ Michael W. Levin
Print Name:   Jennifer Mejia                                          Print Name:  MICHAEL W. LEVIN
Title:                                                                                 Title:              CEO

Attest/Witness:                                                              CADAPULT GRAPHIC SYSTEMS, INC.

Jennifer Mejia                                                                 By:           /s/ Michael W. Levin
Print Name:   Jennifer Mejia                                          Print Name:  MICHAEL W. LEVIN
Title:                                                                                 Title:              CEO

                            SOVEREIGN BANK

                                                                                           By:
                                                                                           Print Name:
                                                                                           Title:

STATE OF NEW JERSEY              )
                                                           ) ss.
COUNTY OF Bergen                      )

I certify that on April 27, 2010, MICHAEL W. LEVIN personally appeared  before  me and that this person acknowledged under oath, to my satisfaction, that this person is the Chief Executive Officer of Media Sciences, Inc., Media Sciences International, Inc. and Cadapult Graphic Systems, Inc., the corporations named in the attached document; this person executed and delivered the attached document on behalf of and as the voluntary act and deed of the corporations, and this person was authorized by the corporations to execute and deliver the attached document on behalf of the corporations.

/s/ Denise S. Hawkins